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                                                                    EXHIBIT 23.3


                          HARNETT LESNICK & RIPPS P.A.
                                Nationsbank Tower
                           150 East Palmetto Park Road
                                    Suite 150
                         Boca Raton, Florida 33432-4832
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                                 (561) 368-1995
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                           Telecopier: (561) 368-4315

                                 April 12, 2000


Universal American Financial Corp.
6 International Drive
Suite 190
Rye Brook, New York 10573



            RE:   POST EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION
                  STATEMENT NO. 333-03641
                  UNIVERSAL HOLDING CORP. - $0.01 PAR VALUE


      We are counsel to Universal American Financial Corp. ("the Company"),in connection with the Registration Statement on Form S-2 being filed contemporaneously herewith for the registration under the Securities Act of 1933, as amended, of 1,486,730 shares of the Common Stock, par value $0.01 each ("The Shares").

      We hereby consent to the use of our opinion which will be filed as an exhibit to such Registration Statement and reference thereto in the Registration Statement and the Prospectus filed by the Company under the Securities Act of 1933, as amended, in connection with the Shares.


                              Very truly yours,

                              HARNETT LESNICK & RIPPS P.A.




                              By: _____________________________________
                                    Irving I. Lesnick, Vice President